As filed with the Securities and Exchange Commission on August 7, 2013.

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Intrexon Corporation

(Exact name of registrant as specified in its charter)

Virginia	8731	26-0084895
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

20374 Seneca Meadows Parkway

Germantown, Maryland 20876

Telephone: (301) 556-9900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Randal J. Kirk

Chairman of the Board, President and Chief Executive Officer

Intrexon Corporation

222 Lakeview Avenue

Suite 1400

Palm Beach, Florida 33401

Telephone: (561) 855-7831

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John Owen Gwathmey David I. Meyers Troutman Sanders LLP 1001 Haxall Point Richmond, Virginia 23219 Telephone: (804) 697-1200	Donald P. Lehr Chief Legal Officer Intrexon Corporation 20374 Seneca Meadows Parkway Germantown, Maryland 20876 Telephone: (301) 556-9809	Mitchell S. Bloom Michael H. Bison Michael D. Maline Goodwin Procter LLP Exchange Place Boston, Massachusetts 02109 Telephone: (617) 570-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-189853

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common stock, no par value	1,916,665	$16.00	$30,666,640	$4,183

(1)	Represents only the additional number of shares being registered and includes 249,999 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-189853).
(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $153,333,328 on a Registration Statement on Form S-1 (File No. 333-189853), which was declared effective by the Securities and Exchange Commission on August 7, 2013. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $16.00 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory note and incorporation by reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-1 (File No. 333-189853) filed by Intrexon Corporation with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on August 7, 2013, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blacksburg, Commonwealth of Virginia, on August 7, 2013.

INTREXON CORPORATION

By:	/S/ RANDAL J. KIRK
Randal J. Kirk Chief Executive Officer and Chairman of the Board of Directors

Signature	Title	Date

/S/ RANDAL J. KIRK Randal J. Kirk	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	August 7, 2013

/S/ RICK STERLING Rick Sterling	Chief Financial Officer (Principal Accounting and Financial Officer)	August 7, 2013

* Cesar L. Alvarez	Director	August 7, 2013

* Steven Frank	Director	August 7, 2013

* Larry D. Horner	Director	August 7, 2013

* Jeffrey B. Kindler	Director	August 7, 2013

* Dean J. Mitchell	Director	August 7, 2013

* Thomas D. Reed	Chief Science Officer and Director	August 7, 2013

* Robert B. Shapiro	Director	August 7, 2013

*By:	/s/ RANDAL J. KIRK
Randal J. Kirk
Attorney-in-fact

II-1

Exhibit index

Exhibit number	Description of exhibit

5.1	Opinion of Troutman Sanders LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of PricewaterhouseCoopers LLP

23.4	Consent of McGladrey LLP

23.5	Consent of Caturano and Company, Inc.

23.6	Consent of Troutman Sanders LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

*	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-189853), originally filed with the Securities and Exchange Commission on July 9, 2013 and incorporated by reference herein.